Exhibit 10.1

Equity Transfer Agreement

The Agreement is made and entered into by and between:

Transferor: Chengdu Ya Guang Electronic Engineering Factory (hereafter referred to as “Party A”)

Domicile: 66 Donghong Road, Chenghua District, Chengdu City, Sichuan Province, People’s Republic of China

Legal Representative: He Fang

Title: Legal Representative, General Manager

Nationality: People’s Republic of China

and

Transferee: Diodes (Shanghai) Investment Company Limited (hereafter referred to as “Party B”)

Domicile: Room 202 No 3 building, No 518 XinZhuang Road, Xinqiao town, Songjiang district Shanghai, People’s Republic of China

Legal Representative: Shiao Kwang Edmund Tang

Title: Legal Representative

Nationality: United States of America

Whereas, Zetex (Chengdu) Electronics Co., Ltd. (hereafter referred to as “ZCEL”) was jointly established by Party A and Chinatex Limited (legally changed its name on July 18, 2008 to Diodes Chinatex Limited) on April 28, 1995 in Chengdu City, Sichuan Province, with a registered capital of USD$5,361,900 (in words: Five Million Three Hundred Sixty One Thousand and Nine Hundred U.S. dollars).

Whereas, Party A holds 67.36% of ZCEL’s equity, and agrees to transfer 62.36% of ZCEL’s equity in its possession to Party B, and Party B agrees to accept such equity.

Whereas, upon approval by the state-owned assets supervision and administration authority, Party A and Party B agree to transfer 62.36% of ZCEL’s equity by agreement.

Therefore, in accordance with the Company Law of the People’s Republic of China, Contract Law of the People’s Republic of China and other related laws and regulations, Party A and Party B enter into an agreement on equity transfer through amicable negotiation, as follows:

I.	Definitions

Unless otherwise stipulated herein, the following terms used herein shall have the meaning set forth below:

1.	“Transfer” or “the Transfer” means the transfer of ZCEL’s equity held by Party A between the parties.

2.	“Transferred Equity” or “the Equity” means 62.36% of ZCEL’s equity to be transferred by Party A to Party B in accordance with the Agreement.

3.	“Evaluation Reference Date” means June 30, 2013.

II.	Equity Transfer Price, Payment Terms and Method Thereof

1.

The parties agree to take the evaluation report, Z.L.P.B.Z.[2013] No.616—Evaluation Conclusion with Assets-Based Approach issued by China United Assets Appraisal Co., Ltd., as the pricing basis for the Transferred Equity, and the transfer price hereunder is 25,757,900 yuan.

2.

Party A holds 67.36% of ZCEL’s equity. Party A hereby transfers 62.36% of ZCEL’s equity in its possession as well as the corresponding shareholder’s rights thereunder to Party B at a price of 25,757,900 yuan.

3.

Party A shall be responsible for submitting an equity transfer application to Chenghua District Investment Promotion Bureau and related approval authorities, and handling all governmental examination, approval and registration procedures required for the Equity Transfer, including but not limited to the examination and approval or registration procedures of the state-owned assets supervision and administration authority, commerce authority, Industrial and Commercial Administrative Bureau, foreign exchange department, tax bureau. The parties shall provide the documents required for the aforesaid examination, approval and registration upon request.

4.

Party B agrees to accept the Transferred Equity, and shall, as of the issuing date of the business license after the Equity Transfer of ZCEL, enjoy related shareholder’s rights and undertake related obligations in accordance with the Transferred Equity.

5.

Party B shall, within ten days after the transfer application is approved by the competent commercial department, and the change registration is completed at the Industrial and Commercial Administrative Bureau, pay Party A the transfer price of 25,757,900 yuan in full amount.

III.	Treatment of Gains and Losses from the Reference Date to the Completion of Payment of Transfer Price

The parties agree, during the period from the Evaluation Reference Date for the Transfer, i.e. June 30, 2013 to the completion of payment of the transfer price, the gains and losses arising from the Equity shall be undertaken or shared by Party A and Party B according to their original proportion of equity possession.

IV.	Taxes

1.	The costs and taxes incurred from the Transfer shall be borne by the parties in accordance with related laws, regulations or normative documents.

2.

Where the Agreement is terminated or the Transfer fails to pass the approval of the relevant commercial department and registration at the Industrial and Commercial Administrative Bureau, the parties shall undertake the costs and taxes incurred from the Transfer at their own costs.

3.

Where the Agreement is terminated or the Transfer fails to pass the approval of the relevant commercial department and registration at the Industrial and Commercial Administrative Bureau due to breach by either party, all costs and taxes incurred from the Transfer shall be undertaken by the breaching party. Where the Agreement is terminated or the Transfer fails to pass the approval of the relevant commercial department and registration at the Industrial and Commercial Administrative Bureau, due to the breach of both parties, costs and taxes incurred from the Transfer shall be undertaken by each party that has incurred such costs and taxes, and each party shall not owe or incur any liability with respect to the other party.

V.	Party A’s Representations, Warranties and Undertakings

1.

As of the date of signature of the Agreement, Party A is a limited company duly incorporated and validly existing in accordance with laws, regulations and normative documents, and legally has the right to sign and perform the Agreement and undertake the obligations and responsibilities hereunder.

2.

The information, materials, related data or major statements provided or disclosed by Party A to Party B for signing and performing the Agreement are authentic, accurate and complete in all substantial aspects and are free of false statements, major omissions or other situations that may intentionally mislead Party B to make wrong judgments.

3.	Party A has obtained all necessary authorizations, permits and approvals for signing and performing the Agreement.

4.	Party A’s signing and performance of the Agreement will not violate any contract binding upon Party A or other legal documents.

5.	As of the signing date of the Agreement, Party A is free of any dispute, lawsuit, arbitration or other matters that may constitute a significant impact upon or obstacle to the Transfer.

6.

Party A undertakes that the transfer subject matter is authentic, complete and legal and is free of ownership, joint ownership or mortgage of any third party, and that, during the period from the signature of the Agreement to the full performance or termination of the Agreement, it will keep such transfer subject matter complete and will neither set any guarantee and other defects of right on it, nor commit any act that may damage the value, rights and interests of said transfer subject matter.

7.

Upon signature of the Agreement by the parties, Party A shall be responsible for handling all necessary procedures and expenses to obtain any governmental approvals and permits required for the Equity Transfer, and completing the change registration procedures at the Industrial and Commercial Administrative Bureau, foreign exchange department and tax bureau upon the Equity Transfer of ZCEL.

VI.	Party B’s Representations, Warranties and Undertakings

1.	As of the signature date of the Agreement, Party B legally has full civil capacity to sign and perform the Agreement and undertake related obligations and responsibilities.

2.	Party B’s signing and performance of the Agreement will not violate any contract binding upon Party B or other legal documents.

3.	As of the signature date of the Agreement, Party B is free of any dispute, lawsuit, arbitration or other matters that may constitute a significant impact upon or obstacle to the Transfer.

VII.	Force Majeure

Either party’s failure to perform, in full or in part, its obligations hereunder due to force majeure, shall not be deemed as a breach of the Agreement. Nevertheless, said party shall take all reasonable and feasible compensation measures to minimize the loss caused by the force majeure.

VIII.	Modification and Termination

1.

The parties may modify the Agreement or sign a supplementary agreement by consensus, provided that the modified Agreement or supplementary agreement has been effectively approved by the parties’ internal competent departments.

2.	Prior to the payment of the transfer price, the Agreement may be terminated in any of the following cases:

(1)	The parties agree to terminate the agreement in writing prior to the payment of the transfer price;

(2)	Either party seriously violates its obligations, representations, warranties and undertakings hereunder, and the counterparty gives a written notice to terminate the Agreement; or

(3)	Other matters specified by laws, regulations and normative documents that result in the termination of the Agreement occur.

IX.	Liability for Breach

1.

The parties shall actively implement the Agreement once it comes into force. Either party that fails to fully implement its obligations hereunder shall undertake liability for the breach in accordance with the law and this Agreement.

2.

If Party B fails to timely pay the full purchase price by the payment date, Party B shall be liable to Party A for a penalty of one ten-thousandth (1/10,000th) of the total outstanding unpaid balance for each day the payment is delayed. If Party A suffers an actual loss that is greater than the penalty payment Party A collected from Party B, then Party B shall be liable to reimburse Party A for any unreimbursed amount.

3.

If Party B is unable to timely record the share transfer due to reasons caused by Party A, or is substantially affected so that Party B is unable to accomplish the purpose of this Agreement, then Party A is liable to Party B for a penalty of one ten-thousandth (1/10,000th) of the total payment already made by Party B. If Party B suffers an actual loss that is greater than the penalty payment Party B collected from Party A, then Party A shall be liable to reimburse Party B for any unreimbursed amount.

X.	Settlement of Disputes

All disputes arising from the performance of or in connection with the Agreement shall be first settled by the parties through amicable negotiation. If no agreement is reached through negotiation, either party may file a lawsuit to the court with jurisdiction in the place where ZCEL is located.

XI.	General Provisions

1.	The Agreement shall be binding by the parties as of the date when it takes effect. Without the written consent of the parties, the rights and obligations hereunder shall not be changed.

2.	The nullification or invalidation of part of the provisions or contents hereof shall not prejudice the effectiveness of the remaining provisions.

3.	The headings used herein are for convenient reference only, which shall have no effect in interpreting the Agreement.

4.	The Agreement shall take effect upon being signed and affixed with the official seal by the parties’ legal representatives or authorized representatives.

5.

The Agreement shall be made in quintuplicate, with one respectively held by Party A, Party B and ZCEL, and two for handling the approval of the relevant commercial department and registration at the Industrial and Commercial Administrative Bureau.

6.	This Agreement is written in Chinese and English, but only the Chinese version of the Agreement is valid and legally enforceable except as otherwise prohibited under the law.

Chengdu Ya Guang Electronic	Diodes (Shanghai) Investment
Engineering Factory	Company Limited
(seal):	(seal):
[Corporate Seal]	[Corporate Seal]

Representative (signature):	Representative (signature):
/s/ [Authorized Signatory]	/s/ [Authorized Signatory]

Date:	Date:

At (place)	At (place)